Exhibit 99.2

LuxUrban Hotels Announces Significant Management and Board Participation in Closing of
Public Offering

MIAMI, FL, - July 18, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), which secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) under which it manages the hotel and rents out, on a short-term basis, rooms to business and vacation travelers, today announced significant insider participation in its recently closed public offering. Referencing the July 16, 2024 news release whereby the Company announced the closing of a public offering, for gross proceeds of approximately $5.1 million dollars, and today’s earlier announcement of the exercise of the underwriter’s over allotment, for gross proceeds of approximately $765,000 dollars, Robert Arigo CEO, Michael James CFO, five board members, and Brian Ferdinand the original founder participated in the offering and invested approximately $1,500,000 or 25% of the total money raised.

Robert Arigo, CEO of LuxUrban Hotels, stated, “We have welcomed accomplished industry veterans to our team, each of whom brings a record of success in enhancing revenue, driving efficiencies, and improving the client experience.  Their excitement and belief in LuxUrban’s new platform compelled them to invest their money into the Company as well as their time. Board members as well as the founder of the Company and myself invested. With our new team on board and invested we believe our short-and long-term future is bright.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the Company’s ability to reduce costs, effectively and cost-efficiently operate its smaller hotel portfolio, evolve its business model and execute against the described strategies and objective, its ability to realize benefits from actions taken to date and contemplated to be taken going forward, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. While the Company believes it has suitably reserved on its balance sheet potential liabilities that could arise in connection with the efforts and actions described in this release the Company’s recent and proposed actions have included and may continue to include the termination of certain commercial relationships and agreements, which has resulted, and in the future may result, in threatened claims and litigations that could require the Company to negotiate termination terms or related settlements. There can be no assurance that the Company will be successful in implementing the changes described herein or that such changes individually or in whole will result in material cost savings, improved margins, or improved general operational performance by the Company. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact

Robert Arigo

Chief Executive Officer

LuxUrban Hotels Inc.

Rob@luxurbanhotels.com